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                                                                   Exhibit 10.22
                                                               EXECUTION VERSION


                    LEASE ASSUMPTION AND ASSIGNMENT AGREEMENT
                    (KIAC, INC. and KELLSTROM AEROSPACE, LLC)


          THIS LEASE ASSUMPTION AND ASSIGNMENT AGREEMENT (this "Agreement") is made as of July 15, 2002 (the "Effective Date"), by and between KIAC, Inc., a Delaware corporation ("Assignor"), and Kellstrom Aerospace, LLC, a Delaware limited liability company ("Assignee").

                               W I T N E S S E T H

          WHEREAS, on the date hereof, Assignor became the tenant under that certain lease dated as of December 1, 2000 between TIMCO Aviation Services, Inc. (f/k/a Aviation Sales Company), a Delaware corporation ("TIMCO"), as landlord and Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), as tenant, as amended by First Amendment to Lease of even date herewith (as amended, the "Lease"), through an assignment of the Lease from Kellstrom pursuant to a Lease Assumption and Assignment Agreement of even date herewith between Assignor and Kellstrom (the "Kellstrom Assignment of Lease");

          WHEREAS, the Kellstrom Assignment of Lease was made pursuant to an order of the Bankruptcy Court, dated June 28, 2002, in that certain matter titled "In re: Kellstrom Industries, Inc., et.al, Debtors," Case No. 02-10536
(MFW) in the United States Bankruptcy Court for the District of Delaware (the "Order");

          WHEREAS, the Lease affects certain premises more particularly described therein located in the City of Miramar (the premises which is the subject of the Lease is hereinafter called the "Premises"; the real estate of which the Premises is a part is hereinafter called the "Property");

          WHEREAS, Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to accept an assignment from Assignor, of Assignor's right, title and interest in and to the Lease upon and subject to the terms and conditions hereinafter set forth;

          WHEREAS, Bank of America, N.A., successor to NationsBank, National Association, in its capacity as holder of the existing mortgage on the Property, Wells Fargo Bank Northwest, National Association, f/k/a First Security Bank, National Association, not individually, but solely as Owner Trustee under the Aviation Sales Trust 1998-1 and TIMCO, have consented to such assignment and assumption.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Lease.

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     2.   Acceptance of Assignment and Assumption of Obligations and
Liabilities. Assignee hereby accepts the assignment pursuant to Section 1 above, and assumes each and every obligation of Assignor which is to be performed from and after the Effective Date as the tenant under the Lease. Assignee agrees that it shall fully pay, perform and observe all of such obligations on and after the Effective Date and releases and discharges Assignor and its Affiliates (as defined in the Asset Sale Agreement), successors and assigns, completely, unconditionally and forever from all obligations and liabilities arising on or after the Effective Date as the tenant under the Lease.

     3. Proration. Assignor shall be responsible for all of its obligations under the Lease prior to the Effective Date, and Assignee shall be responsible for all of its obligations under the Lease on and after the Effective Date.

     4. No Representations and Warranties. Assignor makes no representation or warranty, whether express or implied, hereunder or otherwise with respect to the Lease, the Premises or the Property.

     5. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Assignor and Assignee and their respective successors and permitted assigns, and nothing herein is intended or shall be construed to confer upon any Person (as defined in the Asset Sale Agreement) other than Assignor, Assignee and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof.

     6. Amendment. This Agreement may only be amended or modified by a written instrument executed by the parties hereto.

     7. Miscellaneous. This Agreement shall be governed by the laws of the state in which the Property is located. This Agreement may not be amended except by a document signed by all parties hereto.

     8. Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNEE:                                    ASSIGNOR:

KELLSTROM AEROSPACE, LLC, a                  KIAC, INC., a Delaware corporation
Delaware limited liability company



By: /s/ Zivi Nedivi                          By: /s/ Robert N. Sheeby
   ------------------------------               -------------------------------
   Name:  Zivi Nedivi                           Name:  Robert N. Sheehy, Jr.
   Title: President                             Title: Secretary

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